Exhibit 16.1

April 11, 2017

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549 – 7561

Re:	Investview, Inc.
Commission File No. 000-27019

Ladies and Gentlemen:

We have read Item 4.01 of Investview, Inc.’s Form 8-K dated April 11, 2017 and we agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements contained therein.

Sincerely,

/s/ Liggett & Webb PA